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                                                                    EXHIBIT 23.4


                 CONSENT OF INTERSTATE/JOHNSON LANE CORPORATION

         We hereby consent to the use of our name and the description of our Opinion Letter, dated hereof, under the captions "SUMMARY - Opinion of Sagebrush's Financial Advisor" and "The MERGER" and to the inclusion of such Opinion Letter as Appendix A to the Joint Proxy Statement/Prospectus of Sagebrush, Inc. and WSMP, Inc., which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of WSMP, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                      /s/INTERSTATE/JOHNSON LANE CORPORATION




Charlotte, North Carolina
January 8, 1998